UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 23, 2021

Alector, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38792	82-2933343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd, Suite 600

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(415) 231-5660
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	ALEC	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alector, Inc. (the “Company”) entered into a letter agreement with Calvin Yu, the Company’s Vice President, Finance, dated March 23, 2021 (the “Retention Letter Agreement”), pursuant to which Mr. Yu will be eligible to receive a cash retention bonus of $180,000 (the “Retention Bonus”) on the following dates (each, a “Retention Date”), subject to his continued employment with the Company through each Retention Date:

•	50% of the Retention Bonus will be paid on the first payroll date on or following September 30, 2021; and
•	50% of the Retention Bonus will be paid on the first payroll date on or following March 31, 2022.

The foregoing description of the Retention Letter Agreement is only a summary and is qualified in its entirety by reference to the Retention Letter Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Retention Letter Agreement, dated March 23, 2021, among Mr. Calvin Yu and Alector, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALECTOR, INC.

Date: March 26, 2021	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D.
Co-founder and Chief Executive Officer